Exhibit 99.1

Differential Brands Group Inc. Reports Second Quarter Fiscal 2016 Results

Second Quarter Net Sales were $32.4 million

LOS ANGELES, CALIFORNIA, August 16, 2016 —Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG) today announced financial results for the second quarter ended June 30, 2016.

For the second quarter ended June 30, 2016:

•                  Consolidated net sales were $32.4 million;

•                  Net loss under GAAP was $3.6 million and loss per share (basic and diluted) was $0.29. Net loss, excluding transaction costs associated with the Robert Graham (“RG”) Merger (as defined below) and the SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss was $1.7 million and loss per share (basic and diluted) was $0.13; and

•                  Adjusted EBITDA was $647,000.

Michael Buckley, Chief Executive Officer, commented, “We are very pleased that we continued to improve our product offerings across our portfolio of brands during the second quarter, as we worked to implement our new branded platform approach.  In our Wholesale segment, we were pleased with the performance of Hudson, which benefitted from operational efficiencies put into place following the closing of the RG Merger. In the Consumer Direct segment, we have worked to remerchandise and revamp our Robert Graham collection in our retail stores, which has resulted in positive sell-throughs and an increase in sales. That said, organic sales results in the quarter were impacted by continued challenges across both our Wholesale and Consumer Direct segments as a result of overall headwinds in the consumer retail environment.”

Mr. Buckley continued, “As we look ahead, we are focused on growing our business organically and through acquisitions of premium brands that are accretive and complementary to our portfolio.  To that end, we recently acquired SWIMS AS, a Scandinavian lifestyle brand known for its range of fashion-forward, water-resistant footwear and sportswear. This marks the first acquisition under the Differential umbrella, and we are very excited to continue expanding our portfolio with brands that consumers are passionate about.”

For the three months ended June 30, 2016, the financial results presented in this release reflect the consolidated operations of Robert Graham and Hudson.  For the three months ended June 30, 2015, the financial results presented in this release solely reflect the operations of Robert Graham.

For the second quarter ended June 30, 2016, overall net sales were $32.4 million compared to $16.3 million in the same prior year period.  Sales results for the second quarter of fiscal 2016 include $17.7 million from the addition of sales from Hudson.

Overall gross profit for the second quarter of fiscal 2016 increased to $17.1 million from $10.0 million in the same prior year period. This increase in gross profit was primarily attributable to the addition of $7.8 million in gross profit from the addition of sales from the Hudson brand. Overall gross margin in the second quarter of fiscal 2016 was 52.8% compared to 61.2% in the second quarter of fiscal 2015, primarily as a result of the addition of the Hudson Wholesale business which has historically generated a lower gross margin than Robert Graham.

Operating expense in the second quarter of fiscal 2016 was $20.2 million compared to $10.2 million in the same prior year period.  Operating expense includes approximately $1.8 million in transaction and other expenses associated with the Merger with Robert Graham, the acquisition of SWIMS®, restructuring expenses and expenses related to the lease termination for one Robert Graham retail store that closed in June 2016.  Excluding these expenses, operating expense was $18.5 million for the second quarter of fiscal 2016.

Adjusted EBITDA for the second quarter of fiscal 2016 was $647,000 compared to $687,000 in the same prior year period.

Operating loss from continuing operations was $3.1 million during the second quarter of fiscal 2016 compared to a loss of $249,000 in the same prior year period.  Operating loss, excluding transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss, was $1.2 million.

Net loss was $3.6 million and loss per share (basic and diluted) was $0.29 for the second quarter of fiscal 2016. Net loss, excluding transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss, was $1.7 million and loss per share (basic and diluted) was $0.13. For the second quarter of fiscal 2015, net loss was $488,000, and net loss per share (basic and diluted) was $0.06.

Wholesale

Net sales in the Wholesale segment in the second quarter of fiscal 2016 increased to $22.8 million compared to $8.5 million in the same prior year period, primarily due to the addition of $16.8 million in net sales from Hudson, offset by a decrease in Wholesale sales from Robert Graham during the same prior year period.  Gross profit was $9.7 million for the second quarter of fiscal 2016 compared to $3.9 million for the second quarter of fiscal 2015.  The increase was primarily driven by an additional $7.0 million in gross profit from the Hudson Wholesale business. For the second quarter, operating expense increased to $4.6 million compared to $414,000 in the same prior year period.  The increase was primarily attributable to the addition of $3.6 million in operating expense from Hudson’s Wholesale operations. Wholesale operating income increased to $5.1 million in the second quarter of fiscal 2016 compared to $3.5 million in the same prior year period. The increase was primarily due to the addition of operating income of $3.4 million attributable to the Hudson business.

Consumer Direct

Net sales in the Consumer Direct segment in the second quarter of 2016 increased to $9.1 million compared to $7.2 million in the same prior year period. The increase was partially attributable to the addition of $846,000 in sales from the Hudson ecommerce business. The net sales increase was also due to the opening of nine new stores during fiscal 2015 and one new store as of June 30, 2016. Gross margin in the retail segment was 76.0% compared to 76.6% in the same prior year period. Operating income in the Consumer Direct segment decreased to $501,000 from $913,000 in the same prior year period.  Retail operating expense increased on a year over year basis as a result of additional expenses associated with the expansion of stores during fiscal 2015 and 2016.

Basis of Presentation of Information

As disclosed in the Company’s first quarter 2016 press release, on January 28, 2016, the Company completed the acquisition (the “RG Merger”) of all of the outstanding equity interests of RG Parent LLC and its subsidiaries (“Robert Graham” or “RG”), a business engaged in the design, development, sales and licensing of apparel products and accessories that bear the brand name Robert Graham®.  Because RG members owned a majority of the Company’s issued and outstanding equity after the Merger, under the acquisition method, RG is deemed the accounting acquirer for financial reporting purposes, with the Company, as the legal acquirer, being viewed as the accounting acquiree. For the three months and six months ended June 30, 2016, the Company’s consolidated financial statements include: (i) from January 1, 2016 up to the day prior to the closing of the RG Merger on January 28, 2016, the results of operations and cash flows of RG; (ii) from and after the RG Merger’s closing date on January 28, 2016, the results of continuing operations, cash flows and as applicable, the assets and liabilities of the combined company, comprising the Company’s Hudson business and RG and (iii) from and after the RG Merger’s closing date on January 28, 2016, the results of the discontinued operations from the Joe’s brand retail stores that were closed as of February 29, 2016.

In connection with the Company’s second quarter review process, the Company has also filed an amendment to restate its financial statements for the first quarter of fiscal 2016 (the “Q1 Financial Statements”) due to certain errors identified.  Due to a classification mischaracterization of operations disposed of from the Company’s former Joe’s® business, the Q1 2016 Financial Statements presented higher operating losses from continuing operations than the Company had actually incurred for the first quarter of fiscal 2016, overstating operating loss by $1.3 million and loss from continuing operations by $0.3 million, accounts payable and accrued expenses by $2.1 million, cost of goods sold by $1.2 million and operating expenses by $1.3 million.

The Q1 2016 Financial Statements also overstated net sales from continuing operations by $1.2 million, among misstating other financial data.  Details of this restatement can be found in the Company’s Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on August 16, 2016.

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary, premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-resistant footwear, apparel and accessories. For more information, please visit Differential’s website at: www.differentialbrandsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the anticipated benefits of the RG Merger on the Company’s financial results, business performance and product offerings; the use of financial measures that are non-GAAP; risks associated with the restatement of our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2016; the identification of a material weakness in our internal control over financial reporting and our ability to maintain effective internal control over financial reporting; the Company’s ability to successfully integrate the Company’s brands and realize cost savings and any other synergy; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects; continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its annual report on Form 10-K for the fiscal year ended November 30, 2015 and subsequent quarterly reports on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contacts:

Investor Relations:

Hamish Sandhu

Differential Brands Group Inc.
323.558.5188

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude the effect of transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and retail store closure expenses.  Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for, our other measures of our financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.

Below is a reconciliation of the non-GAAP measures to the equivalent GAAP measure.

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three months ended
	June 30, 2016	June 30, 2015
	(Unaudited)

GAAP net loss	$(3,605)	$(488)
Transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss, net of tax	1,378	—
Non - GAAP net loss, excluding transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss	$(2,227)	$(488)

	Three months ended
	(in thousands)
	June 30, 2016	June 30, 2015
	(unaudited)
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(3,605)	$(488)

Adjustments:
Income tax (benefit) provision	(1,510)	105
Interest expense, net	1,995	134
Non-cash stock compensation (a)	312	—
Depreciation and amortization	1,501	936
Terminated retail store operating loss (b)	21	—
Acquisition-related costs (c)	813	—
Fair market value adjustments to inventory (d)	192
Restructuring (e)	928	—
Total Adjustments	4,252	1,175

Adjusted EBITDA (1)	$647	$687

(1)         Adjusted EBITDA is defined as net (loss) income, excluding interest income or expense, income taxes, depreciation and amortization, non-cash compensation, operating loss associated with the closure of a retail store, acquisition related costs, fair market value adjustments related to inventory and restructuring costs.  Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations.  The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)         Represents stock compensation expense related to the grant of restricted stock units to officers.

(b)         Represents the net operating loss related to the lease termination for one Robert Graham retail store that closed in June 2016.

(c)          Represents acquisition-related costs related to legal, advisory and accounting services in connection with the RG Merger and SWIMS® acquisition. These costs are not representative of the Company’s day-to-day business.

(d)         Represents a non-cash amortization of $192,000 of the inventory stepped up to fair market value in connection with Hudson’s inventory acquired in the RG Merger.

(e)          Represents restructuring charges for severance and termination of consulting arrangements related to the RG Merger.

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

NON-GAAP OPERATING LOSS AND SEGMENT RESULTS

(in thousands)

	Three months ended
	June 30, 2016	June 30, 2015
	(Unaudited)

GAAP operating loss	$(3,120)	$(249)
Transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss	1,954	—
Non - GAAP operating loss, excluding transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss	$(1,166)	$(249)

Non- GAAP operating income (loss):
Wholesale, excluding amortization of fair market value step up to certain acquired inventory	$5,300	$3,455
Consumer Direct, excluding terminated retail store operating loss	522	913
Corporate and other, excluding transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure	(6,988)	(4,617)
Non - GAAP operating loss, excluding transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure, amortization of fair market value step up to certain acquired inventory and terminated retail store operating loss	$(1,166)	$(249)

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

NON-GAAP SEGMENT OPERATING EXPENSES

(in thousands)

	Three months ended
	June 30, 2016	June 30, 2015
	(Unaudited)

GAAP operating expenses:
Wholesale	$4,557	$414
Consumer Direct	6,412	4,636
Corporate and other	9,250	5,145
GAAP operating expenses	$20,219	$10,195

Non- GAAP operating expenses:
Wholesale	$4,557	$414
Consumer Direct	6,412	4,636
Corporate and other, excluding transaction expenses associated with the RG Merger and SWIMS® acquisition, including certain costs to restructure	7,509	5,145
Non - GAAP operating expenses	$18,478	$10,195

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended
	June 30, 2016	June 30, 2015
	(Unaudited)
Net sales	$32,373	$16,256
Cost of goods sold	15,274	6,310
Gross profit	17,099	9,946

Operating expenses
Selling, general and administrative	18,718	9,259
Depreciation and amortization	1,501	936
	20,219	10,195
Operating loss from continuing operations	(3,120)	(249)
Interest expense, net	1,995	134
Loss from continuing operations, before income tax (benefit) provision	(5,115)	(383)
Income tax (benefit) provision	(1,510)	105
Net loss	$(3,605)	$(488)

Loss per common share - basic	$(0.29)	$(0.06)

Loss per common share - diluted	$(0.29)	$(0.06)

Weighted average shares outstanding
Basic	12,380	8,825
Diluted	12,380	8,825

See notes to unaudited condensed consolidated financial statements filed with our periodic report on Form 10-Q with the SEC that form an integral part of these financial statements.

The following table sets forth certain segment information for the three months ended June 30, 2016 and 2015, respectively:

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

SEGMENT RESULTS

	Three months ended
	June 30, 2016	June 30, 2015
	(unaudited)
Net sales:
Wholesale	$22,755	$8,483
Consumer Direct	9,097	7,245
Corporate and other	521	528
	$32,373	$16,256
Gross profit:
Wholesale	$9,665	$3,869
Consumer Direct	6,913	5,549
Corporate and other	521	528
	$17,099	$9,946
Operating (loss) income:
Wholesale	$5,108	$3,455
Consumer Direct	501	913
Corporate and other	(8,729)	(4,617)
	$(3,120)	$(249)